EXHIBIT T3E.2

LETTER OF TRANSMITTAL AND CONSENT

E*TRADE Financial Corporation

Offer to Exchange

Any and All 8% Senior Notes due 2011
for Class A Senior Convertible Debentures due 2019 or Class B Senior Convertible Debentures due 2019
and
Up to $1,000,000,000 Aggregate Principal Amount of 12.5% Springing Lien Notes due 2017 Held by Citadel Equity Fund, Ltd. and Up to $310,000,000 Aggregate Principal Amount of 12.5% Springing Lien Notes due 2017 Not Held by Citadel Equity Fund, Ltd.
for Class A Senior Convertible Debentures due 2019 or Class B Senior Convertible Debentures due 2019
and
Consent Solicitation

The exchange offer will expire at 12:00 midnight, New York City time, on the date of the vote at the special stockholder meeting  we will call to approve the issuance of the exchange consideration in this exchange offer and to increase the authorized shares of our common stock (the “Special Meeting”), which we currently expect to be on or around August 14, 2009, unless extended (the “Expiration Date”). The Early Tender Date (“Early Tender Date”) shall be July 1, 2009, or such later date as may be set by us with Citadel’s consent. Holders who tender their Notes by 12:00 midnight, New York City time, on the Early Tender Date (the “Early Tender Deadline”) and have their Notes accepted will receive Class A Debentures.  Holders who tender their Notes prior to 5:00 p.m., New York City time, on the Early Tender Date (the “Early Withdrawal Deadline”) may withdraw their notes at any time prior to the Early Withdrawal Deadline. Holders who tender their Notes after the Early Withdrawal Deadline but prior to the Early Tender Deadline will not have the right to withdraw such tendered Notes thereafter. We will make a preliminary announcement of the tenders received to date at 6:00 p.m., New York City time, on the Early Tender Date.  Following such announcement, we will, if requested by a Holder tendering Notes or delivering a Notice of Guaranteed Delivery with respect to Notes after such announcement but prior to the Early Tender Deadline, promptly confirm receipt of such tenders or notices, as applicable, to such Holder. Notes tendered by the Early Tender Deadline that will be accepted if the exchange offer is consummated will be assigned a temporary CUSIP and may be transferred and sold under that CUSIP during the period beginning promptly after the Early Tender Date until 12:00 midnight, New York City time, on the Expiration Date. Holders who tender their Notes after the Early Tender Deadline but prior to 12:00 midnight, New York City time, on the Expiration Date (the “Expiration Time”) and have their Notes accepted will receive Class B Debentures.  Promptly after we have fixed the date of the Special Meeting, we will supplement the Offering Memorandum to advise Holders of the Expiration Date. The deadline for withdrawing Notes tendered in the exchange offer after the Early Tender Date will be the Expiration Time.  Prior to the Early Tender Deadline, Holders may deliver Consents without tendering the related Notes or may tender Notes for exchange and be deemed to have consented. Holders that tender 2011 Notes or 2017 Notes pursuant to the exchange offer by the Early Tender Deadline will be deemed automatically to have delivered a Consent with respect to all such Notes and to have waived any consent fee in connection with such Consent, even if any 2017 Notes so tendered are not accepted for exchange due to proration; provided that if the Requisite Consents with respect to a series of Notes are obtained but the exchange offer is not consummated, we will pay each Holder who has tendered Notes of such series by the Early Tender Deadline a consent fee as described herein. Tendering Holders may not revoke Consents without withdrawing the previously tendered Notes to which such Consents relate.  Alternatively, Holders may deliver Consents without tendering the related Notes until the Early Withdrawal Deadline by following the procedures set forth in the Offering Memorandum.  Holders who consent without tendering the related Notes during the Early Tender Period may tender such Notes after the Early Tender Date and be eligible to receive Class B Debentures if such tender is accepted. Holders who deliver Consents during the Early Tender Period without tendering Notes may revoke such Consents only until the Early Withdrawal Deadline.

Delivery of this Letter of Transmittal and Consent to an address, or transmission via facsimile to a number, other than to the Exchange Agent and Information Agent at its address and facsimile number as set forth on the back cover of this Letter of Transmittal and Consent, will not constitute valid delivery.

All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offering Memorandum (as defined below).

The instructions contained herein and in the Offering Memorandum should be read carefully before this Letter of Transmittal and Consent is completed.

The Information Agent and Exchange Agent for the Offer is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: tenderoffer@mackenziepartners.com

BY MAIL: P.O Box 859208 Braintree, MA 02185-9208 Attention: Corporate Actions; E*TRADE	BY OVERNIGHT COURIER: 161 Bay State Drive Briantree, MA 02184 Attention: Corporate Actions; E*TRADE

By Facsimile:
(For Eligible Institutions only)
(781) 930-4942
Attention: E*TRADE
Confirmation by Telephone:
(781) 930-4900

E*TRADE Financial Corporation (the “Company”, “we”, “us” or “our”) is offering to exchange (i) any and all tendered and accepted 8% Senior Notes due 2011 (CUSIP No. 269246 AF1) (the “2011 Notes”) and (ii) up to $1 billion aggregate principal amount of our outstanding 12.5% Springing Lien Notes due 2017 held by Citadel Equity Fund Ltd. and its affiliates (“Citadel”) and up to $310,000,000 aggregate principal amount of our outstanding 12.5% Springing Lien Notes due 2017 (CUSIP Nos. 269246 AS3, 269246 AT1 and 269246 AV6) (the “2017 Notes”) held by holders other than Citadel that are tendered and accepted for the exchange consideration described below.  We refer to the 2011 Notes and the 2017 Notes collectively as the “Notes” and persons or entities in whose name the Notes are registered as “Holders.”

The amounts of our 2017 Notes that are exchanged in the exchange offer by holders other than Citadel may be prorated as set forth in the offering memorandum related to this exchange offer and consent solicitation dated June 22, 2009 (the “Offering Memorandum”) under “General Terms of the Exchange Offer and Consent Solicitation—Proration.”  Holders other than Citadel should therefore tender the maximum amount of Notes that they wish to be accepted. We intend to promptly return tendered Notes not accepted to the holders thereof.

In exchange for each $1,000 principal amount of Notes that is tendered and accepted, Holders will receive $1,000 principal amount of either Class A Senior Convertible Debentures due 2019 (the “Class A Debentures”) or Class B Senior Convertible Debentures due 2019 (the “Class B Debentures,” and together with the Class A Debentures, the “Debentures”). Holders tendering Notes prior to the Early Tender Deadline will be entitled to receive Class A Debentures in the exchange, while Holders tendering Notes after the Early Tender Deadline will be entitled to receive Class B Debentures in the exchange offer, in each case assuming such Notes are accepted for exchange. The terms of the Class A Debentures and the Class B Debentures will be identical except for the initial conversion price.  The Debentures will not bear interest and will be convertible into shares of our common stock as described herein.  The initial conversion price for the Class A Debentures will be $1.0340.  The initial conversion price for the Class B Debentures will be $1.5510, or 150% of the initial conversion price applicable to the Class A Debentures.

Promptly after we have fixed the date of the Special Meeting, we will supplement the Offering Memorandum to advise Holders of the Expiration Date.

In connection with this exchange offer, we are soliciting Consents representing a majority of the aggregate principal amount of each of the 2011 Notes and the 2017 Notes (both including and excluding such Notes held by Citadel) to approve our proposal to amend the indentures relating to such Notes to permit us to participate in the U.S. Department of Treasury’s TARP Capital Purchase Program in the event our application is approved and provided we obtain an analogous amendment to the indentures governing our 7.375% Senior Notes due 2013 and 7.875% Notes due 2015.  In addition, we are also seeking consents representing a majority of the aggregate principal amount of the 2017 Notes  (both including and excluding such Notes held by Citadel) to approve our proposal to amend the definition of “Change of Control” in the indenture relating to the 2017 Notes to make clause (1) of the definition (concerning the beneficial ownership of our capital stock) consistent with the analogous provision in the indentures relating to the 2011 Notes and our 7.375% Senior Notes due 2013 and 7.875% Senior Notes due 2015.  We refer to these consents collectively as the “Consents,” and the amendments to the respective indentures governing the Notes as the “Amendments.” All Consents relate to the Amendments as a single proposal, and any Consent purporting to consent to only a portion of the Amendments will not be valid.

Prior to the Early Tender Deadline, Holders may deliver Consents without tendering the related Notes or may tender Notes for exchange and be deemed to have consented.  Holders that tender 2011 Notes and 2017 Notes pursuant to the exchange offer by the Early Tender Deadline will be deemed automatically to have delivered a Consent with respect to all such Notes and to have waived any Consent Fee (defined below) in connection with such Consent, even if any 2017 Notes so tendered are not accepted for exchange due to proration; provided that if the Requisite Consents with respect to a series of Notes are obtained but the exchange offer is not consummated, we will pay each Holder who has tendered Notes of such series by the Early Tender Deadline the Consent Fee upon termination of the exchange offer. Tendering Holders may not revoke Consents without withdrawing the previously tendered Notes to which such Consents relate.  A Holder who withdraws tendered Notes will be deemed to have revoked its Consent with respect to all such Notes unless such Holder (i) provides or has provided a separate Consent with respect to such Notes or (ii) subsequently re-tenders such Notes pursuant to this exchange offer before the Early Tender Deadline.

Alternatively, Holders may deliver Consents without tendering the related Notes until the Early Withdrawal Deadline by following the procedures set forth herein.  Prior to the Early Tender Deadline, Holders may deliver Consents without tendering the related Notes or may tender Notes for exchange and be deemed to have consented.  Holders who consent without tendering the related Notes during the Early Tender Period may tender such Notes after the Early Tender Date and be eligible to receive Class B Debentures. Holders who deliver Consents during the Early Tender Period without tendering Notes may revoke such Consents only until the Early Withdrawal Deadline. Non-tendering Holders who deliver and do not revoke Consents by the Early Withdrawal Deadline will be eligible to receive a consent fee equal to $5.00 per $1,000 principal amount of Notes to which such Consent relates (the “Consent Fee”) upon execution of the supplemental indenture for such series of Notes, which shall occur as soon as practicable after the Early Tender Date; provided that Consents representing a majority of the outstanding principal amount of the 2011 Notes or 2017 Notes (both including and excluding such Notes held by Citadel) (with respect to each series, “Requisite Consents”) are received and not revoked by the Early Tender Deadline. Citadel, which by itself controls a majority of the outstanding principal amount of each of the 2011 Notes and the 2017 Notes, has separately agreed pursuant to its exchange agreement with us to provide its Consent with respect to a principal amount of 2011 Notes and 2017 Notes, whether by tendering Notes or providing Consent as necessary, to ensure that Consents with respect to a majority of the aggregate principal amount of each of the 2011 Notes and 2017 Notes are delivered by the Early Tender Deadline, and has waived its right to a Consent Fee with respect to any and all such Notes unless the exchange offer is not consummated.

We have entered into an exchange agreement with Citadel, which beneficially holds approximately 52.8% of the principal amount of our outstanding 2011 Notes and approximately 81.2% of the principal amount of our outstanding 2017 Notes, under which Citadel has agreed to early tender not less than $200 million aggregate principal amount of its 2011 Notes and not less than $600 million, nor more than $1 billion, aggregate principal amount of its 2017 Notes for exchange in, and not to withdraw any of these tendered Notes from (except as set forth in the exchange agreement), the exchange offer; provided, however, that if we do not obtain Requisite Consents with respect to the 2017 Notes, the amount of 2017 Notes tendered by Citadel that we accept shall be limited such that Citadel’s beneficial ownership of our voting stock on an as-converted basis determined without regard to any limitations on conversion of the Debentures will not exceed 49.9% after giving effect to the exchange offer, in which case the aggregate principal amount of 2017 Notes tendered by Citadel and accepted may be less than $600 million.

This Letter of Transmittal and Consent is to be used if tender of Notes is to be made by book-entry transfer to the Exchange Agent and Information Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Offering Memorandum under “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Notes,” by any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Notes, unless an Agent’s Message is delivered in connection with such book-entry transfer.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT AND INFORMATION AGENT.

Holders must tender their Notes in accordance with the procedures set forth in the Offering Memorandum and this Letter of Transmittal and Consent.

List below the Notes to which this Letter of Transmittal and Consent relates.  If the space provided below is inadequate, list the CUSIP Numbers, certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal and Consent.  Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.  This form need not be completed by Holders tendering Notes and delivering Consents by the DTC Automated Tender Offers Program.

DESCRIPTION OF EXISTING NOTES TENDERED AND CONSENTS DELIVERED
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	CUSIP Number(1)	Certificate Numbers of Existing Notes(2)	Aggregate Principal Amount Represented(3)	Principal Amount Tendered, if Different(4)

(1)       2011 Notes (CUSIP No. 269246 AF1) and 2017 Notes (CUSIP Nos. 269246 AS3, 269246 AT1 and 269246 AV6)

(2)       Need not be completed by Holders tendering by book-entry transfer (see below).

(3)       Unless otherwise indicated in the column labeled “Principal Amount Tendered, if Different” and subject to the terms and conditions set forth in the Offering Memorandum, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Principal Amount Represented.”  See Instruction 5.

(4)       The tender of Notes pursuant to the exchange offer prior to the Early Tender Deadline and in accordance with the procedures described in the Offering Memorandum and herein, will be deemed to automatically constitute delivery of Consent with respect to all Notes tendered regardless of whether such Notes are accepted by the Company in the exchange offer, whether due to proration of the Notes or otherwise.  The tender of Notes after the Early Tender Deadline will not be deemed to constitute delivery of Consents with respect to the Notes tendered.

Holders who wish to be eligible to receive the Class A Debentures pursuant to the exchange offer and the consent solicitation must tender their Notes to the Exchange Agent and Information Agent by the Early Tender Deadline.  Holders who tender their Notes after the Early Tender Date but at or prior to the Expiration Date will receive, if Notes are accepted for exchange, the Class B Debentures, but not the Consent Fee.

☐	Check here if tendered Notes are being delivered by book-entry transfer made to the account maintained by the Exchange Agent and Information Agent and complete the following:

Name of Tendering Institution:  ________________________________________________________________

Account Number: __________________________________________________________________________

Transaction Code Number: ___________________________________________________________________

Holders who tender Notes under this Letter of Transmittal and Consent by the Early Tender Deadline will be deemed automatically to have delivered a Consent with respect to the Amendments and to have waived payment of the Consent Fee, provided, that Holders who tender their Notes during the Early Tender Period are eligible to receive a Consent Fee in the event the Requisite Consents with respect to a series of Notes are obtained but the exchange offer is not consummated.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent and Information Agent.

The undersigned has completed, executed and delivered this Letter of Transmittal and Consent to indicate the action the undersigned desires to take with respect to the exchange offer and the consent solicitation.  By the execution hereof, the undersigned acknowledges receipt of the Offering Memorandum.

The instructions included with this Letter of Transmittal and Consent must be followed.  Questions and requests for assistance or for additional copies of the Offering Memorandum and this Letter of Transmittal and Consent should be directed to MacKenzie Partners, Inc., the Exchange Agent and Information Agent for the exchange offer, at the addresses and telephone numbers set forth on the back cover of this Letter of Transmittal and Consent.  See Instruction 13 below.

Holders that are tendering by book-entry transfer to the Exchange Agent and Information Agent’s account at DTC can execute the tender and deliver Consent to the Amendments, through the DTC Automated Tender Offers Program (“ATOP”), for which the transaction will be eligible.  In accordance with ATOP procedures, DTC will then verify the acceptance of the exchange offer and send an Agent’s Message to the Exchange Agent for its acceptance.  If a Holder transmits its acceptance through ATOP, delivery of such tendered Notes must be made to the Exchange Agent pursuant to the book-entry delivery procedures set forth herein.  Unless such Holder delivers the Notes being tendered to the Exchange Agent by book-entry delivery, we may, at our option, treat such tender as defective for purposes of delivery of tenders, acceptance for exchange and the right to receive Debentures and the Consent Fee, if applicable.  Delivery of documents to DTC (physically or by electronic means) does not constitute delivery to the Exchange Agent.  If you desire to tender your Notes by the Early Tender Deadline or the Expiration Time, as applicable, you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

An “Agent’s Message” is a message transmitted by The Depository Trust Company (“DTC”), received by the Exchange Agent and forming part of the timely confirmation of a book entry transfer (“Book-Entry Confirmation”), which states that DTC has received an express acknowledgement from you that you have received the Offer Documents and agree to be bound by the terms of the Letter of Transmittal and Consent, and that we may enforce such agreement against you.

NOTE:  SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the exchange offer and consent solicitation, the undersigned hereby tenders to the Company the principal amount of Notes indicated above and consents to the Amendments.

Subject to and effective upon the acceptance for exchange of Notes tendered with this Letter of Transmittal and Consent, the undersigned (1) irrevocably sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the Notes tendered thereby and (2) irrevocably appoints the Exchange Agent and Information Agent as its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent and Information Agent also acts as the agent of the Company with respect to the tendered Notes, with full power coupled with an interest) to (i) transfer ownership of the Notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon the Company’s order; (ii) present the Notes for transfer on the relevant security register; and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of the Notes (except that the Exchange Agent will have no rights to or control over, the Company’s funds, except as the Company’s agent for the Debentures or the Consent Fee, if applicable, for any tendered Notes that are exchanged by us), all in accordance with the terms of the exchange offer.

The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent, with respect to the principal amount of Notes tendered by the Early Tender Deadline, to the Amendments of the Supplemental Indentures as described under “The Amendments” in the Offering Memorandum and to the execution and delivery of the Supplemental Indentures and waives payment of the Consent Fee, provided, that Holders who tender their Notes during the Early Tender Period are eligible to receive a Consent Fee in the event the Requisite Consents with respect to a series of Notes are obtained but the exchange offer is not consummated.

The undersigned hereby represents and warrants that the undersigned (a) has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and to give the Consent contained herein, and that if and when such Notes are accepted for exchange by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right and (b) it either has full power and authority to consent to the Amendments or is delivering a validly executed Consent (which is included in this Letter of Transmittal and Consent) from a person or entity having such power and authority.  The undersigned will, upon request, execute and deliver any additional documents deemed by the Company, the Exchange Agent and Information Agent or the Trustee to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby, and to perfect the undersigned’s Consent to the Amendments and to complete the execution of the Supplemental Indentures.

The undersigned understands that tenders of Notes pursuant to any of the procedures described in the Offering Memorandum and in the instructions hereto and acceptance for payment thereof by the Company will constitute a binding agreement between the undersigned and the Company, upon the terms and subject to the conditions of the exchange offer and consent solicitation.

For purposes of the exchange offer, the Company will have accepted for exchange tendered Notes, if, as and when it gives oral or written notice to the Exchange Agent of its acceptance of the Notes for exchange pursuant to the exchange offer.  In the event that the exchange offer or the consent solicitation is withdrawn or otherwise not completed, as the case may be, the Class A Debentures and Class B Debentures will not be issued.

The undersigned understands that the Company’s obligation to accept Notes tendered and to issue Debentures pursuant to the exchange offer is conditioned upon the satisfaction or waiver of the conditions set forth in the Offering Memorandum under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and the Consent Solicitation.”

All authority conferred or agreed to be conferred by this Letter of Transmittal and Consent shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Letter of Transmittal and Consent shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

The undersigned understands that the delivery and surrender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Exchange Agent and Information Agent, until timely receipt by the Exchange Agent and Information Agent of (a) a confirmation of a book-entry transfer of the Notes into the Exchange Agent and Information Agent’s account at DTC pursuant to the procedures set forth in the Offering Memorandum under “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Notes and Delivering Consents,” and (b) this Letter of Transmittal and Consent (or a manually signed facsimile hereof) properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company, or receipt of an Agent’s Message.  All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Unless otherwise indicated under “Special Payment or Issuance Instructions” below, the undersigned requests that the Exchange Agent and Information Agent, in the case of Debentures issued in book-entry form and Notes tendered by book-entry transfer, that such Debentures or Notes, as applicable, be credited to the account at DTC designated above, and that a check for the Consent Fee, if applicable, be issued in the name(s) of the Holder(s) appearing under “Description of Existing Notes Tendered and Consents Delivered.”

Similarly, unless otherwise indicated under “Special Delivery Instructions,” the undersigned requests that the Exchange Agent and Information Agent mail the Debentures, if new certificates are to be delivered, and a check for the Consent Fee, if applicable (and accompanying documents, as appropriate), to the address(es) of the Holder(s) appearing under “Description of Existing Notes Tendered and Consents Delivered.”  The undersigned recognizes that the Company does not have any obligation pursuant to the “Special Payment or Issuance Instructions” or “Special Delivery Instructions” to transfer any Notes from the name of the Holder thereof if the Company does not accept for exchange any of the Notes so tendered.  The undersigned also acknowledges and agrees that any direction indicated under “Special Delivery Instructions” or “Special Payment or Issuance Instructions” may be disregarded and shall have no effect unless the undersigned produces satisfactory evidence of the payment of any and all taxes that would become payable by virtue of giving effect to such instructions.

PLEASE SIGN HERE
(To Be Completed By All Tendering Holders)

The completion, execution and delivery of this Letter of Transmittal and Consent by the Early Tender Deadline will be deemed to automatically constitute a Consent to the Proposed Amendments and waiver of payment of Consent Fee, provided, that Holders who tender their Notes during the Early Tender Period are eligible to receive a Consent Fee in the event the Requisite Consents with respect to a series of Notes are obtained but the exchange offer is not consummated.

This Letter of Transmittal and Consent must be signed by the registered holder(s) of Notes exactly as their name(s) appear(s) on certificate(s) for Notes or, if tendered by book-entry transfer by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal and Consent.  If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to do so.  See Instruction 6 below.

If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid proxy.

X

X
(Signature(s) of Holder(s) or Authorized Signatory)

Dated:

Name(s):

(Please Print)
Capacity:

Address:
(Including Zip Code)
Area Code and Telephone Number:

PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN (OR AN APPLICABLE FORM W-8)
SIGNATURE GUARANTEE
(See Instructions 1 and 6 below)
Certain Signatures Must be Guaranteed by a Medallion Signature Guarantor

(Name of Medallion Signature Guarantor Guaranteeing Signature)

 (Address (Including Zip Code) and Telephone Number (Including Area Code) of Firm)

 (Authorized Signature)

 (Printed Name)

 (Title)

Dated:

SPECIAL PAYMENT OR ISSUANCE
INSTRUCTIONS
(See Instructions 5, 6, 7 And 8)

To be completed ONLY if certificates for Debentures to be issued in the exchange offer or Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or checks constituting payments of the Consent Fee, if applicable, to be made in connection with the exchange offer and consent solicitation are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Existing Notes Tendered and Consents Delivered” within this Letter of Transmittal and Consent, or if Debentures to be issued in the exchange offer or Notes tendered by book-entry transfer that are not accepted for exchange are to be credited to an account maintained at DTC other than the one designated above.

Issued:       ☐        Notes
 ☐        Debentures
 ☐        Checks
     (check as applicable)

Name:
(Please Print)

Address:

(Please print)

 (Zip Code)

 Taxpayer Identification or Social Security Number
(See Substitute Form W-9 herein or an applicable Form W-8)

Debentures issued in the exchange offer or unexchanged Notes delivered by book-entry transfer to the DTC account set forth below:

 (DTC Account Number)

 (Name of Account Party)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 5, 6, 7 And 8)

To be completed ONLY if certificates for Debentures to be issued in the exchange offer or Notes in a principal amount not tendered or not accepted for exchange or checks constituting payments for the Consent Fee, if applicable, to be made in connection with the exchange offer and consent solicitation are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent at an address different from that shown in the box entitled “Description of Existing Notes Tendered and Consents Delivered” within this Letter of Transmittal and Consent.

Issued:       ☐       Notes
 ☐        Debentures
 ☐        Checks
     (check as applicable)

Name:
(Please Print)
Address:

 (Please print)

(Zip Code)

 Taxpayer Identification or Social Security Number
(See Substitute Form W-9 herein or an applicable Form W-8)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer and Consent Solicitation

1.      Guarantee of Signatures.  Signatures on all Letters of Transmittal and Consent must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”), unless the Letter of Transmittal and Consent is delivered, and any Notes tendered thereby are tendered (i) by registered Holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed either the box entitled “Special Delivery Instructions” or “Special Payment or Issuance Instructions” on the Letter of Transmittal and Consent or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”).  If the Notes are registered in the name of a person other than the signer of the Letter of Transmittal and Consent, or if Notes not accepted for exchange or not tendered are to be returned to a person other than such Holder, then the signatures on the Letters of Transmittal and Consent accompanying the tendered Notes must be guaranteed by a Medallion Signature Guarantor as described above.

2.      Requirements of Tender.  All Notes are currently held in book-entry form through DTC.  Except as set forth below with respect to ATOP procedures, for a holder to tender Notes pursuant to the exchange offer, a properly completed and duly executed Letter of Transmittal and Consent (or a facsimile thereof), together with any signature guarantees and any other documents required herein, or an Agent’s Message in lieu thereof, must be received by the Exchange Agent at the address or facsimile number set forth herein by the Early Tender Deadline or the Expiration Time, as applicable, and either (1) the Notes must be transferred pursuant to the procedures for book-entry transfer described in the Offering Memorandum under “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Notes-Book-Entry Transfer” and a Book-Entry Confirmation must be received by the Exchange Agent, or (2) a holder must comply with the guaranteed delivery procedures described in the Offering Memorandum under “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Notes and Delivering Consents-Guaranteed Delivery Procedures,” in each case on or prior to the Early Tender Deadline or the Expiration Time, as applicable.

 The method of delivery of Notes, Letters of Transmittal and Notices of Guaranteed Delivery is at your election and risk.  If delivery is by mail, we recommend that registered mail,  properly insured, with return receipt requested, be used.  In all cases, sufficient time should be allowed to assure timely delivery.  No Letters of Transmittal or Notes or Notice of Guaranteed Delivery should be sent to E*TRADE Financial Corporation.

All tendering Holders, by execution of this Letter of Transmittal and Consent (or a manually signed facsimile thereof) or by tendering through ATOP, waive any right to receive any notice of the acceptance of their Notes for payment.

3.      Consents to Proposed Amendments.  Prior to the Early Tender Deadline, Holders may deliver Consents without tendering the related Notes or may tender Notes for exchange and be deemed to have consented.  Holders that tender 2011 Notes and 2017 Notes pursuant to the exchange offer by the Early Tender Deadline will be deemed automatically to have delivered a Consent with respect to all such Notes and to have waived any Consent Fee in connection with such Consent, even if any 2017 Notes so tendered are not accepted for exchange due to proration; provided that if the Requisite Consents with respect to a series of Notes are obtained but the exchange offer is not consummated, we will pay each Holder who has tendered Notes of such series by the Early Tender Deadline, the Consent Fee. Alternatively, Holders may deliver Consents without tendering the related Notes until the Early Withdrawal Deadline by following the procedures set forth below and in the Offering Memorandum under “General Terms of the Exchange Offer and Solicitation—Procedures for Delivering Consents Without Tender of the Related Notes.”  Prior to the Early Tender Deadline, Holders may deliver Consents without tendering the related Notes or may tender Notes for exchange and be deemed to have consented.

Subject to the terms and conditions in the Offering Memorandum, the Company will accept (i) all valid Consents delivered without tender of the related Notes via DTC’s Automated Tender Offer Program (“ATOP”) and not validly revoked prior to the Early Tender Deadline and (ii) all Consents deemed delivered in connection with a tender of Notes.

For purposes of the consent solicitation, the Company will be deemed to have accepted for payment Consents  eligible to receive the Consent Fee if, as and when the Company gives written notice to the Exchange Agent of its acceptance for payment of such Consents. Payment for Consents accepted for payment will be made by deposit of funds with the Exchange Agent, which will act as agent for the consenting Holders for the purpose of receiving payments from the Company and transmitting such payments to the consenting Holders promptly upon execution of a Supplemental Indenture for the applicable series. If the Company receives the Requisite Consents for either, or both, the 2011 Notes or/and the 2017 Notes, the Company will pay the Consent Fee for any Consent delivered by a Holder by the Early Withdrawal Deadline; provided that the related Notes for which such Consent was delivered were not tendered by the Early Tender Deadline.

The Exchange Agent has or will establish an account with respect to the Notes at DTC for purposes of the consent solicitation, and any financial institution that is a participant in DTC may make book-entry delivery of a Consent by causing DTC to temporarily transfer such Notes into the Exchange Agent’s account in accordance with DTC’s procedures for such transfer. Upon expiration, termination or completion of the consent solicitation, the Exchange Agent will release all such Notes that were consented in accordance with these procedures.  Although delivery of Notes may be effected through book-entry transfer into the Exchange Agent’s account at DTC, an Agent’s Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth on the back cover of the Offering Memorandum by the Early Withdrawal Deadline to receive the Consent Fee. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

A beneficial owner of a Note held through a broker, dealer, commercial bank, custodian or DTC Participant must provide appropriate instructions to such person in order to cause a delivery of Consent through ATOP, with respect to such Notes. Beneficial owners of the Notes are urged to contact such person that holds Notes for them if they wish to deliver a Consent.

The Offering Memorandum, together with this Letter of Transmittal and Consent, will be delivered to all DTC Participants. By delivering Consents, via ATOP, Holders are agreeing to the terms of this Letter of Transmittal and Consent and the Offering Memorandum.

Important:  Since Consents may be delivered without tender of the related Notes only through ATOP, the effective deadline for such delivery will be 5:00 p.m. on the Early Tender Date, which is the close of business for DTC.

4.      Withdrawal of Tenders and Revocation of Consents.  Holders may not revoke Consents without withdrawing the previously tendered Notes to which such Consents relate.  Holders who have tendered on or prior to the Early Tender Date have the right to withdraw their Notes prior to the Early Withdrawal Deadline, which is at 5:00 p.m., New York City time, on the Early Tender Date.  We will make a preliminary announcement of the tenders received to date at 6:00 p.m., New York City time, on the Early Tender Date.  Your right to withdraw any Notes tendered after the Early Tender Deadline will expire at the Expiration Time unless extended or terminated in our discretion. You may not withdraw Notes after the Expiration Time.

Notes tendered and not validly withdrawn prior to the Early Withdrawal Deadline may not be withdrawn after the Early Withdrawal Deadline.  Notes tendered after the Early Tender Date may be withdrawn at any time prior to the Expiration Time.  If the exchange offer is terminated, the Notes will be returned to the tendering holder as promptly as practicable.

Subject to applicable law, if, for any reason whatsoever, acceptance for exchange of or exchange of any Notes tendered pursuant to the exchange offer is delayed (whether before or after our acceptance for exchange of Notes) or we extend the exchange offer or are unable to accept for exchange or exchange the

Notes tendered pursuant to the exchange offer, we may instruct the Exchange Agent to retain tendered Notes, and those Notes may not be withdrawn, except to the extent that you are entitled to the withdrawal rights set forth herein.

Consents delivered without tender of the related Notes through DTC’s ATOP system may be revoked at any time prior to the Early Withdrawal Deadline.

To be effective, a written or facsimile transmission notice of withdrawal of a tender, revocation of consent or a properly transmitted “Request Message” through DTC’s ATOP system must:

•
be received by the Exchange Agent at one of the addresses specified herein (1) prior to the Early Withdrawal Deadline for Notes tendered prior to the Early Withdrawal Deadline or (2) prior to the Expiration Time for Notes tendered on or after the Early Tender Deadline;

•	specify the name of the Holder of the Notes to be withdrawn or with respect to which Consent is to be revoked;

•	contain the description of the Notes to be withdrawn or the Consent to be revoked and the aggregate principal amount represented by such Notes or Consent; and

•
be signed by the holder of the Notes in the same manner as the original signature on the Letter of Transmittal and Consent or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing the Notes or revoking Consent.

If the Notes to be withdrawn or with respect to which Consent is to be revoked have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal or revocation (or receipt of a Request Message) even if physical release is not yet effected.  A withdrawal of Notes or revocation of Consent can only be accomplished in accordance with the foregoing procedures.

If you withdraw Notes or revoke a Consent, you will have the right to re-tender the Notes on or prior to the Early Tender Deadline or the Expiration Time, as applicable, or redeliver such Consent at any time prior to the Early Withdrawal Deadline in accordance with the procedures described above for tendering outstanding Notes and delivering Consents.

If we amend or modify the terms of the exchange offer or consent solicitation, or the information concerning the exchange offer or consent solicitation in a manner determined by us to constitute a material change to the Holders, we will disseminate additional exchange offer or consent solicitation materials and extend the period of the exchange offer or consent solicitation, as applicable, including any withdrawal or revocation rights, to the extent required by law and as we determine necessary.  An extension of the Early Withdrawal Deadline, Early Tender Deadline or Expiration Time will not affect a holder’s withdrawal rights, unless otherwise provided or as required by applicable law.

5.      Partial Tenders and Consents.  Tender of Notes pursuant to the exchange offer will be accepted only in principal amounts equal to $1,000 or any multiple thereof; provided that any Holder may tender all Notes held by such Holder, even if the aggregate principal amount of those Notes is not a multiple of $l,000.  If less than the entire principal amount of any Notes is tendered, the tendering Holder must fill in the principal amount tendered in the last column of the appropriate box under the heading “Description of Notes Tendered and Consents Delivered.”  The entire principal amount will be deemed to have been tendered unless otherwise indicated.  If the entire principal amount of all Notes is not tendered or not accepted for exchange, Notes not tendered or not accepted for exchange will be returned by credit to the account at DTC designated herein to the Holder unless otherwise provided in the appropriate box in this Letter of Transmittal and Consent (see Instruction 7) promptly after the Notes are accepted for exchange.

6.      Signatures on this Letter of Transmittal and Consent, Bond Powers and Endorsement; Guarantee of Signatures.  If this Letter of Transmittal and Consent is signed by a participant in DTC whose name is shown as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Notes.  If any of the Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal and Consent.

If this Letter of Transmittal and Consent or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and the proper evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal and Consent.

When this Letter of Transmittal and Consent is signed by the registered Holder(s) of the Notes listed and transmitted hereby, no endorsements of Notes or separate instruments of transfer are required unless Debentures issued in the exchange offer or Notes not tendered or purchased are to be issued, or payment of the Consent Fee is to be made, to a person other than the registered Holder(s), in which case the signatures on such Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.  See Instruction 1.

7.      Special Payment and Special Delivery Instructions.  Tendering Holders should indicate in the applicable box or boxes the name and address to which Debentures issued in the Offer, Notes for principal amounts not tendered or not accepted for exchange or checks constituting payment of the Consent Fee, if applicable, to be made in connection with the exchange offer and consent solicitation are to be issued or sent, if different from the name and address of the registered Holder signing this Letter of Transmittal and Consent.  If Debentures issued in the exchange offer or Notes not tendered or not accepted for exchange are to be credited to a different account at DTC, such special instructions must be indicated here and to DTC.  In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.  If no instructions are given, Debentures issued in the exchange offer or Notes not tendered or not accepted for exchange will be returned to the registered Holder of the Notes tendered.  For Holders of Notes tendered by book-entry transfer, Debentures issued in the exchange offer or Notes not tendered or not accepted for exchange will be returned by crediting the account at DTC designated above.  Tendering Holders must understand that any direction indicated under “Special Delivery Instructions” or “Special Payment or Issuance Instructions” may be disregarded and shall have no effect unless the undersigned produces satisfactory evidence of the payment of any and all taxes that would become payable by virtue of giving effect to such instructions.

8.        Backup Withholding.  This disclosure is limited to the U.S. federal tax issues addressed herein.  Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the exchange offer and consent solicitation.  The tax disclosure was written in connection with the promotion or marketing by the Company of the exchange offer and consent solicitation, and it cannot be used by any taxpayer for the purpose of avoiding penalties that may be asserted against the taxpayer under the Internal Revenue Code of 1986, as amended.  Taxpayers should seek their own advice based on their particular circumstances from an independent tax advisor.

U.S. federal income tax law imposes “backup withholding” unless a tendering or consenting U.S. holder, and, if applicable, each other payee, has provided such holder’s or payee’s correct taxpayer identification number (“TIN”) which, in the case of a holder or payee who is an individual, is his or her social security number, and certain other information, or otherwise establishes a basis for exemption from backup withholding. Completion of the attached Substitute Form W-9 should be used for this purpose. If the Depositary is not provided with the correct TIN, the holder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”). Exempt holders and payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and information reporting requirements, provided that they properly demonstrate their eligibility for exemption. Exempt U.S. holders should furnish their TIN, check the exemption box in Part 2 of the attached Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the Depositary.

Failure to complete the Substitute Form W-9 may require the Depositary to withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of the amount of any payments made pursuant to the exchange offer and consent solicitation. Backup withholding is not an additional federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

If a U.S. holder (or other payee) has not been issued a TIN and has applied for a TIN, or intends to apply for a TIN in the near future, such U.S. holder (or other payee) should write “Applied For” in the space for the TIN provided on the attached Substitute Form W-9 and must also complete the attached “Certificate of Awaiting Taxpayer Identification Number.” If the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) on payments made pursuant to the exchange offer and consent solicitation. A U.S. holder who writes “Applied For” in the space in Part I in lieu of furnishing his or her TIN should furnish the Depositary with such holder’s TIN as soon as it is received.

Each tendering or consenting non-U.S. holder should submit the appropriate IRS Form W-8 (which is available from the Depositary) signed under penalties of perjury, attesting to that non-U.S. holder’s foreign status, to avoid backup withholding.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 or applicable Form W-8 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if the Notes are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 or the instruction to the applicable Form W-8.

9.      Transfer Taxes.  The Company will pay or cause to be paid all transfer taxes applicable to the transfer and sale of Notes to us, or to our order, and the issuance of Debentures, in each case pursuant to the exchange offer, except that tendering Holders will be responsible for the payment of any taxes that would become due by virtue of any direction indicated under “Special Delivery Instructions” or “Special Payment or Issuance Instructions.”  Any such instructions may be disregarded and shall have no effect unless the tendering Holder produces satisfactory evidence of the payment of any and all taxes that would become payable by virtue of giving effect to such instructions.

10.     Irregularities.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Notes pursuant to any of the procedures described herein, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by us in our sole discretion, which determination will be final and binding.  We reserve the absolute right to reject any or all tenders of any Notes determined by us not to be in proper form, or if the acceptance of or exchange of such Notes may, in the opinion of our counsel, be unlawful.  We also reserve the right to waive any conditions to the exchange offer that we are legally permitted to waive.

Your tender will not be deemed to have been made until all defects or irregularities in your tender have been cured or waived.  All questions as to the form and validity (including time of receipt) of any delivery or withdrawal of a tender will be determined by us in our sole discretion, which determination shall be final and binding.  Neither we, the Exchange Agent, the Information Agent nor any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any Notes, or will incur any liability for failure to give any such notification.

11.     Waiver of Conditions.  The conditions to the exchange offer are for our benefit and may be asserted by us or may be waived by us, including any action or inaction by us giving rise to any condition, or may be waived by us, in whole or in part, at any time and from time to time, in our reasonable discretion.  We may additionally terminate the exchange offer if any condition is not satisfied on or after the Expiration Date.  If any of these events occur, subject to the termination rights described above, we may (i) return tendered Notes to you, (ii) extend the exchange offer and retain all tendered Notes until the expiration of the extended exchange offer, or (iii) amend the exchange offer in any respect by giving oral or written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law.

12.     Mutilated, Lost, Stolen or Destroyed Certificates.  If a Holder desires to tender Notes, but the certificates evidencing such Notes have been mutilated, lost, stolen or destroyed, such Holder should contact the Trustee to receive information about the procedures for obtaining replacement certificates for Notes.

13.     Requests for Assistance or Additional Copies.  Questions relating to the procedure for tendering Notes and consenting to the Amendments and requests for assistance or additional copies of the Offering Memorandum and this Letter of Transmittal and Consent may be directed to, and additional information about the exchange offer and consent solicitation may be obtained from, either the Exchange Agent and Information Agent, whose addresses and telephone numbers appear below.

PAYER’S NAME: MacKenzie Partners, Inc.
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	Name (as shown on your income tax return) Business Name, if different from above Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other _____________ Address
	Part 1 — Taxpayer Identification Number — Please provide your TIN in the box at right and certify by signing and dating below. If awaiting TIN, write “Applied For.”	_____________________________ Social Security Number OR _____________________________ Employer Identification Number
Part 2 — For Payees Exempt from Backup Withholding — Check the box if you are NOT subject to backup withholding. ☐

Part 3  — Certification — Under penalties of perjury, I certify that:

(1)   The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

(2)   I am not subject to backup withholding because:  (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)   I am a U.S. person (including a U.S. resident alien).

Certification Instructions. — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
SIGNATURE __________________________________________________________  DATE _______________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” IN THE APPROPRIATE LINE IN PART 1 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature ____________________________________________  Date _________________, 2009

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000.  The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of:	For this type of account:	Give the EMPLOYER IDENTIFICATION number of:
1. An individual	The individual	6. Disregarded entity not owned by an individual	The owner

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	7. A valid trust, estate or pension trust	The legal entity (4)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	8. Corporate or LLC electing corporate status on Form 8832	The corporation

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)	9. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)	10. Partnership or multi-member LLC	The partnership

5. Sole proprietorship or single-owner LLC	The owner (3)	11. A broker or registered nominee	The broker or nominee

		12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)
You must show your individual name and you may also enter your business or “doing business as” name on the second name line.  You may use either your SSN or EIN (if you have one).  If you are a sole proprietor, the IRS encourages you to use your SSN.

(4)
List first and circle the name of the legal trust, estate or pension trust.  (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (“IRS”) and apply for a number.  These forms can also be obtained from the IRS’s website (http://irs.gov/formspubs/index.html).

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all payments include the following:

1.     An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.     The United States or any of its agencies or instrumentalities.

3.     A state, the District of Columbia, a possession of the United States or any of their subdivisions or instrumentalities.

4.     A foreign government, a political subdivision of a foreign government or any of their agencies or instrumentalities.

5.     An international organization or any of their agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.     A corporation.

7.     A foreign central bank of issue.

8.     A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

9.     A futures commission merchant registered with the Commodity Futures Trading Commission.

10.   A real estate investment trust.

11.   An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.   A common trust fund operated by a bank under section 584(a) of the Code.

13.   A financial institution.

14.   A middleman known in the investment community as a nominee or custodian.

15.   A trust exempt from tax under section 664 or described in section 4947 of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•      Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•      Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

•      Payments of patronage dividends not paid in money.

•      Payments made by certain foreign organizations.

The chart below shows two of the types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.
IF the payment is for ...	THEN the payment is exempt for …

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13; also, a person who regularly acts as a broker and who is registered under the Investment Advisers Act of 1940

Exempt payees should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE “EXEMPT” BOX IN PART 2, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER. Foreign payees who are not subject to backup withholding should complete the appropriate IRS Form W-8 and return it to the payer.

Privacy Act Notice

Section 6109 of the Code requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS.  The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns.  It may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws.  It may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, and to federal law enforcement and intelligence agencies to combat terrorism.

Payees must provide payers with their taxpayer identification numbers whether or not they are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number — If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Manually signed facsimile copies of the Letter of Transmittal and Consent will be accepted.  The Letter of Transmittal and Consent and any other required documents should be sent or delivered by each Holder or such Holder’s broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent and Information Agent at its address or facsimile number set forth below.  Questions and requests for assistance or for additional copies of the Offer Documents may be directed to the Exchange Agent and Information Agent or the Lead Financial Advisor at their telephone numbers and mailing and delivery address listed below.  You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer or the consent solicitation.

The Information Agent and Exchange Agent for the Offer is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: tenderoffer@mackenziepartners.com

BY MAIL: P.O Box 859208 Braintree, MA 02185-9208 Attention: Corporate Actions; E*TRADE	BY OVERNIGHT COURIER: 161 Bay State Drive Briantree, MA 02184 Attention: Corporate Actions; E*TRADE

By Facsimile:
(For Eligible Institutions only)
(781) 930-4942
Attention: E*TRADE
Confirmation by Telephone:
(781) 930-4900

You may obtain information from E*TRADE Financial Corporation at:

135 East 57th Street
New York, NY 10022
Attention:  Investor Relations
Telephone:  (888) 772-3477